Exhibit B-21(b)

                               BY-LAWS
                                 OF
               ENTERGY POWER INTERNATIONAL CORPORATION

                              ARTICLE I
                               Offices

     The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. Corporation also may have offices at such other places, both within and without the State of Delaware, as from time to time may be designated by the Board of Directors.


                             ARTICLE II
                                Books

     The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of Delaware) outside the State of Delaware and at such place or places as from time to time may be designated by the Board of Directors.

                             ARTICLE III

                             Meetings of
                            Stockholders

     Section 1. Annual Meetings. Each annual stockholders shall be held (i) at a time fixed, on the third Friday in May, if not a legal holiday, (ii) if a legal holiday, then at the same time business day which is not a legal holiday; or (iii) at such dated and time during such calendar year as shall be in the notice of the meeting or in a duly executed waiver of notice thereof. The annual meeting of the stockholders shall be held at the principal business office of the Corporation or at such other place or places either within or without the State of Delaware as may be designated by the Board of Directors and stated in the notice of the meeting. At each such meeting, the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may come before the meeting.

    Written notice of the time and place designated for the annual meeting of the stockholders of the Corporation shall be delivered personally or mailed to each stockholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days prior to said meeting, but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. If mailed, said notice shall be directed to each stockholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

    Section 2. Special Meetings. Special meetings of the stockholders of the Corporation shall be held whenever called in the manner required by the laws of the State of Delaware for purposes as to which there are special statutory provisions, and for such other purposes as required or permitted by the Certificate of Incorporation or otherwise, whenever called by resolution of the Board of Directors, or by the Chairman of the Board' the President, or the holders of a majority of the issued and outstanding shares of the common stock of the Corporation. Any such special meeting of stockholders may be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as may be specified in the notice thereof. Business transacted at any special meeting of stockholders of the Corporation shall be limited to the purposes stated in the notice thereof. Except as otherwise expressly required by the laws of the State of Delaware or the Certificate of Incorporation, written notice of each special meeting, stating the day, hour and place, and in general terms the business to be transacted thereat, shall be delivered personally or mailed to each stockholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days before the meeting. If mailed, said notice shall be directed to each stockholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in said request. At any special meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with.

     Section 3. Ouorum. At any meeting of the stockholders of the Corporation, except as otherwise expressly provided by the laws of the State of Delaware or the Certificate of Incorporation, there must be present, either in person or by proxy, in order to constitute a quorum, stockholders owning a majority of the issued and outstanding shares of the common stock of the Corporation entitled to vote at said meeting. At any meeting of stockholders at which a quorum is not present, the holders of, or proxies for, a majority of the common stock which is represented at such meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 4. Voting. Each holder of record of the common stock of the Corporation shall, at every meeting of the stockholders of the Corporation, be entitled to one (1) vote for each share of common stock standing in his name on the books of the Corporation, and such votes may be cast either in person or by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his duly authorized attorney, and filed with the Secretary before being voted on, but no proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period. Except as otherwise required by the laws of the State of Delaware or the Certificate of Incorporation, the holders of the common stock of the Corporation shall exclusively possess all voting power for the election of Directors and for all other purposes and are entitled to vote on each matter to be voted on at a stockholders' meeting.

     The vote on all elections of Directors and other questions before the meeting need not be by ballot, except upon demand by the holders of the majority of the shares of the common stock of the Corporation present in person or by proxy.

     When a quorum is present at any meeting of the stockholders of the Corporation, the vote of the holders of a majority of the shares of the common stock of the Corporation and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, under any provision of the laws of the State of Delaware or of the Certificate of Incorporation, a different vote is required, in which case such provision shall govern and control the decision of such question.

     Whenever the vote of the holders of the common stock of the Corporation at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the laws of the State of Delaware or of the Certificate of Incorporation, such corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.

     Section 5. List of Stockholders. The officer of the Corporation who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 6. Organization. The Chairman of the Board or the President, or in their absence, any Vice President, shall call to order meetings of the stockholders and shall act as chairman of such meetings. The Board of Directors or the stockholders may appoint any stockholder or any Director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President and all of the Vice Presidents.

     The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

                             ARTICLE IV

                              Directors

     Section 1. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors which may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the laws of the State of Delaware, the Certificate of Incorporation, and any By-Laws from time to time passed by the stockholders; provided, however, that no By-Law so created shall invalidate any prior act of the Directors which was valid in the absence of such By-Law.

     Section 2. Number of Directors. The number of Directors which shall constitute the whole Board shall be not less than one (1) nor more than ten (10). Within such limits, the number of Directors may be fixed from time to time by vote of the stockholders or of the Board of Directors at any regular or special meeting. Directors need not be stockholders. Directors shall be elected at the annual meeting of the stockholders of the Corporation, except as herein provided, to serve until the next annual meeting of stockholders and until their respective successors are duly elected and have qualified.

     Section 3. Vacancies. Vacancies occurring among the Directors (other than in the case of removal of a Director) shall be filled by a majority vote of the Directors then in office with the consent of the holders of a majority of the issued and outstanding common stock of the Corporation, or by the sole remaining Director with the consent of the holders of a majority of the issued and outstanding common stock of the Corporation, or by resolution duly adopted by the holders of a majority of the issued and outstanding common stock of the Corporation, at a special meeting held for such purpose, or by action taken in lieu of such meeting, or at the next annual meeting of stockholders following any vacancy.

     Section 4. Removal. At any meeting of stockholders of the Corporation called for the purpose, the holders of a majority of the issued and outstanding shares of the common stock of the Corporation may remove from office, with or without cause, any or all of the Directors and the successor of any Director so removed shall be elected by the holders of a majority of the issued and outstanding common stock of the Corporation at such meeting or at a later meeting.

    Section 5. Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders and at the same place at which regular meetings of the Board of Directors are held, or at such other time and place as may be provided by resolution of the Board of Directors, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute a meeting, provided a quorum is present. In the event that such first meeting of the newly elected Board of Directors is not held at the time and place authorized by the foregoing provision, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all the Directors. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall from time to time be determined by resolutions of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President on reasonable notice as provided in these ByLaws, and such meetings shall be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall be specified in the notice thereof. Directors present thereat, by majority vote, may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present, Except as may be otherwise specifically provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, the affirmative vote of a majority of the Directors present at the time of such vote shall be the act of the Board of Directors if a quorum is present.

     Section 6. Notice of Meetings. Notice of any meeting of the Board of Directors requiring notice shall be given to each Director by personal delivery or by mail or by telegram, in any case at least forty-eight (48) hours before the time fixed for the meeting. At any meeting at which all Directors shall be present, or at which all Directors not present have waived notice in writing, the giving of notice as above described may be dispensed with. Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when such Director attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened.

     Section 7. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

     Section 8. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this Section 8 of
Article IV shall constitute presence in person at such meeting.

     Section 9. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                              ARTICLE V

              Executive Committee and Other Committees

     Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee of not less than two or more than five members, to serve during the pleasure of the Board of Directors, to consist of the Chairman of the Board, and such additional Director(s) as the Board of Directors may from time to time designate. The Chairman of the Board of the Corporation shall be Chairman of the Executive Committee.

     Section 2. Procedure. The Executive Committee shall meet at the call of the Chairman of the Executive Committee or of any two members, A majority of the members shall be necessary to constitute a quorum and action shall be taken by a majority vote of those present.

Section 3. Powers and Reports. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise, to the fullest extent permitted by law, all the powers of the Board of Directors in the management and direction of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The taking of action by the Executive Committee shall be conclusive evidence that the Board of Directors was not in session when such action was taken The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported to the Board of Directors at its meeting next following the meeting of the Executive Committee and shall be subject to revision or alteration by the Board of Directors; provided, that no rights of third parties shall be affected by such revision or alteration.

     Section 4. Other Committees. From time to time the Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, may appoint other committees for any purpose or purposes, and such committees shall have such powers as shall be conferred by the resolution of appointment. In the absence or disqualification of a member of any committee (including the Executive Committee), the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

                             ARTICLE VI

                              Officers

     Section 1. Number, Election and Term of Office. The Board of Directors may elect a Chairman of the Board, a Chief Executive Officer, and/or a Chief Operating Officer, and shall elect a President, a Secretary, a Treasurer, and in their discretion, one or more Vice Presidents. The Chief Executive Officer or, if no Chief Executive Officer is elected, the President, subject to the direction of the Board of Directors, shall have direct charge of and general supervision over the business and affairs of the Corporation. The officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the stockholders (other than the initial officers elected by unanimous consent of the initial Board of Directors), and each shall hold his office until his successor shall have been duly elected and qualified or until shall have died or resigned or shall have been removed by majority vote of the entire Board of Directors. Any number of offices may be held by the same person. The Board of Directors may from time to time appoint such other officers and agents as the interest of the Corporation may require and may fix their duties and terms of office.

     Section 2. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors, He shall preside at all meetings of the Board of Directors, and shall have such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or, if the President shall have been designated chief executive officer of the Corporation, by the President.

     Section 3. President. The President shall perform all duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors or by the Executive Committee, or if the Chairman of the Board shall have been designated chief executive officer of the Corporation, by the Chairman of the Board. At any time when the office of the Chairman of the Board shall be vacant or if the Board of Directors shall not elect a Chairman of the Board, the President of the Corporation shall be the chief executive officer of the Corporation.

     Section 4. Vice Presidents. Each Vice President shall have such powers and shall perform such duties incident to the office of a vice president of a corporation, and such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors or as may be delegated to him by the Chairman of the Board (if chief executive officer) or the President.

     Section 5. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of the law and these By-Laws; shall be custodian of the records and of the corporate seal of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which under the seal duly authorized, and when the seal is so affixed may attest the same; may sign, with the Chairman of the Board (if chief executive officer), the President or a Vice President certificates of stock of the Corporation; and in general, shall perform all duties incident to the office of a secretary of a corporation and such other duties as from time to time may be assigned by the Chairman of the Board (if chief executive officer), (if chief executive officer), the President or the Board of Directors.

     The Secretary shall also keep, or cause to be kept, a stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively became owners thereof.

     Section 6. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors or by the Treasurer if so authorized by the Board of Directors; may endorse for collection on behalf of the Corporation, checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation; singly or jointly with another person as the Board of Directors may authorize, may sign checks on the Corporation and pay out and dispose of the proceeds under the direction of the Board; shall render or cause to be rendered to the Chairman of the Board (if chief executive officer), the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; may sign, with the Chairman of the Board (if chief executive officer), the President or a Vice President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties time may be assigned by the Chairman of the Board as from time (if chief executive officer), the President or the Board of Directors.

     Section 7. Subordinate Officers. The Board of Directors may appoint such assistant secretaries, assistant treasurers and other subordinate officers as it may deem desirable. Each such officer shall hold office and perform such duties as The Board of Directors may chief executive officer to for such period, have such authority the Board of Directors may prescribe. , from time to time, authorize the appointment and remove subordinate officers and to prescribe the powers and duties thereof.

     Section 8. Transfer of Duties. The Board of Directors in its absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of these By-Laws, except as otherwise provided by the laws of the State of Delaware.

     Section 9. Vacancies, Absences. If the office of Chairman of the Board, President, Vice President, Secretary or Treasurer, or of any other officer or agent becomes vacant for any reason, the Board of Directors may, but is not required to, choose a successor to hold office for the remainder of the unexpired term. Except when the law requires the act of a particular officer, the Board of Directors whenever necessary may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the one absent for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

     Section 10. Removals. At any meeting of the Board of Directors called for the purpose, any officer or agent of the Corporation may be removed from office, with or without cause, by the affirmative vote of a majority of the entire Board of Directors

     Section 11. Resignations. Any officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

     Section 12. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the affirmative vote of the majority of the Board of Directors. No officer shall be prevented from receiving such salary or compensation by reason of the fact that he is also a Director of the Corporation.

     Section 13. Delegation of Powers. Each officer may delegate to any other officer and to any official, employee or agent of the corporation, such portions of his powers as he shall deem appropriate, subject to such limitations and expirations as he shall specify, and may revoke such delegation at any time.

                             ARTICLE VII

                     Contracts, Checks and Notes

     Unless the Board of Directors shall otherwise specifically direct, all contracts, checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation shall be executed in the name of the Corporation by the Chairman of the Board, the President, a Vice President, Secretary or Treasurer or any officer as may be designated by the Board of Directors.



                            ARTICLE VIII

                            Capital Stock

    Section 1. Certificates of Stock. The certificates for shares of the stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairman of the Board (if chief executive officer), the President or a Vice President, and by the Treasurer or the Secretary certifying the number of shares owned by him and the date of issue; and no certificate shall be valid unless so signed. All certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

    All signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    Section 2. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 3. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

     Section 4. Lost Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of the fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors, in its discretion, may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in a sum sufficient, in the opinion of the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without in the judgment of the Directors, it is proper so to do.

     Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             ARTICLE IX

                              Dividends

     Dividends upon the common stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the common stock of the Corporation, subject to the provisions of the Certificate of Incorporation, Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                              ARTICLE X

                          Waiver of Notice

     Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto, unless expressly provided otherwise in such statute, Certificate of Incorporation or these By-Laws.

                             ARTICLE XI

                                Seal

     The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware", or shall be in such other form as the Board of Directors may prescribe.

                             ARTICLE XII

                             Fiscal Year

      The fiscal year of the Corporation shall be the calendar year.

                            ARTICLE XIII

Indemnification; Advancement of Expenses; Insurance and Other Funding
                            Arrangements

     Section 1. Mandatory Indemnification - Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding ("Action"), whether civil, criminal, administrative or investigative (other than an Action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such Action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Action, had no reasonable cause to believe his conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal Action, had reasonable cause to believe that his conduct was unlawful. The right to indemnification under this Section 1 of Article XIII shall be a contract right that may be enforced in any lawful manner by a person entitled to such indemnification.

     Section 2. Mandatory Indemnification - Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, another corporation, partnership, joint venture, enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such Action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification under these By-Laws shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Action was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. The right to indemnification under this Section 2 of Article XII shall be a contract right that may be enforced in any lawful manner by a person entitled to such indemnification.

     Section 3. Mandatory Indemnification - Successful Party To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any Action referred to in Sections 1 or 2 of this Article XIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The right to indemnification under this Section 3 of Article XIII shall be a contract right that may be enforced in any lawful manner by a person entitled to such indemnification.

     Section 4. Permissive Indemnification. Except as otherwise expressly provided in Section 2 of this Article XIII, the Corporation may also indemnify any person who is or was a party or is threatened to be made a party to any Action by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all or part of any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action if it shall be determined in accordance with the applicable procedures set forth in Section 5 that such person is fairly and reasonably entitled to such indemnification.

     Section 5. Procedure. Any indemnification under the foregoing provisions of this Article XIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2, or is entitled to indemnification under Section 4, of this Article XIII. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, as defined in the Certificate of Incorporation or these By-Laws, consisting of Directors who are not or were not parties to any pending or completed Action giving rise to the proposed indemnification, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     Section 6. Advance Payments. Expenses (including attorneys' fees) incurred or reasonably expected to be incurred by a Director or officer of the Corporation in defending any Action referred to in Sections 1 or 2 of this Article XIII shall be paid by the Corporation in advance of the final determination thereof upon receipt by the Corporation of his written request therefor and his written promise to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized or required by this Article XIII. The right of Directors and officers to advancement of expenses under this Section 6 of Article XIII shall be a contract right that may be enforced in any lawful manner by a Director or officer of the Corporation. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 7. Provisions Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification and advancement of expenses, may be entitled under any law, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XIII.

     Section 9. Other Arrangements. The Corporation also may obtain a letter of credit, act as a self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate for the protection of any or all such persons.

     Section 10. Severability. If this Article XIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as to whom the Corporation has agreed to grant indemnity, as to liabilities and expenses, and amounts paid or to be paid in settlement with respect to any proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XIII that shall not have been invalidated and to the full extent permitted by applicable law.

     Section 11. Miscellaneous. (a) For the purposes of this Article XIII, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a Director, officer, employee or agent of such a constituent corporation or is or was serving at request of such constituent corporation as a Director, employee or agent of another corporation, partnership, the officer, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XIII with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          (b) For purposes of this Article XIII, references to "other enterprises" shall include employee benefit plans; references to "fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any services as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ''not opposed to the best interests of the Corporation" as referred to in this Article XIII.

          (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                             ARTICLE XIV

                         General Provisions

     Section 1. The Chairman of the Board, the President, any Vice President or the Treasurer of the Corporation may attend any meeting of the holders of stock or other securities of any other corporation, any of whose stock or other securities are held by the Corporation, and cast the votes which the Corporation is entitled to cast as a stockholder or otherwise at such meeting, or may consent in writing to any action by any such corporation, and may execute on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or appropriate. Any of the foregoing acts or functions may also be performed by any one or more of such persons as shall from time to time be authorized by the Board of Directors or by a writing executediby the chief executive officer of the Corporation.

     Section 2. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall from time to time designate, and shall be drawn out only by signed checks or by telephonic or other electronic advice given and subsequently confirmed by means which the bank or trust company may require, by persons designated in a resolution or resolutions of the Board of Directors or by such other persons designated by a writing executed by persons authorized to so designate in a resolution or resolutions of the Board of Directors.

     Section 3. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telegraph, and any such notice shall be deemed to be given when delivered to an office of the transmitting company with all charges prepaid.

     Section 4. Alterations, amendments or repeals of these ByLaws, or any of them, may be made by a majority of the stockholders entitled to vote at any meeting thereof, if the notice of such meeting contains a statement of the proposed alteration, amendment or repeal, or by the Board of Directors by a majority vote of the whole Board of Directors at any meeting thereof, provided notice of such alteration, amendment or repeal has been given to each Director in writing. No notice of any alteration, amendment or repeal need be given if adopted by action taken at a meeting duly held on waiver of notice.